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                                                                   EXHIBIT 10.10

                            SALT HOLDINGS CORPORATION
                  SENIOR EXECUTIVES' DEFERRED COMPENSATION PLAN

          The Salt Holdings Corporation Senior Executives' Deferred Compensation Plan (the "Plan") has been adopted by Salt Holdings Corporation, a corporation organized under the laws of the state of Delaware, effective as of the Effective Date (as hereinafter defined), for the benefit of its eligible employees.

          The Plan is a nonqualified deferred compensation plan pursuant to which the Company (as hereinafter defined) and its affiliates may defer compensation on behalf of certain employees. The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I.
                                   DEFINITIONS

          The following words and phrases used in this Plan shall have the respective meanings set forth below unless the context clearly indicates to the contrary. Wherever appropriate herein, words used in the singular shall be considered to include the plural, words used in the plural shall be considered to include the singular, and the masculine gender shall be deemed to include the feminine gender.

          Section 1.1 "ADMINISTRATOR" shall mean the Company acting through the Board or any Person to whom it delegates its authority pursuant to Article VI.

          Section 1.2 "AFFILIATE" shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

          Section 1.3 "BOARD" shall mean the Board of Directors of the Company.

          Section 1.4 "CLOSING DATE" shall mean the date on which the Proposed Merger is consummated.

          Section 1.5 "COMMON STOCK" shall mean shares of Company's common stock, par value $0.01 per share.

          Section 1.6 "COMPANY" shall mean Salt Holdings Corporation, a Delaware corporation.

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          Section 1.7   "DEFERRAL ELECTION FORM" shall mean the written form or
forms pursuant to which a Participant may elect to make a Retention Bonus Deferral, a Sales Price Incentive Bonus Deferral and/or a Transferred Deferral, if any, in accordance with Section 3.1.

          Section 1.8 "DEFERRED COMMON STOCK UNIT" shall mean the right of a Participant to receive one share of Common Stock as of the Distribution Date in accordance with Article V.

          Section 1.9 "DEFERRED COMPENSATION ACCOUNT" of a Participant shall mean the bookkeeping account established on behalf of the Participant in accordance with Section 3.1.

          Section 1.10 "DEFERRED PREFERRED STOCK UNIT" shall mean the right of a Participant to receive one share of Preferred Stock as of the Distribution Date in accordance with Article V.

          Section 1.11 "DISTRIBUTION DATE" shall mean the date on which the event described in Section 5.1 shall occur.

          Section 1.12 "EFFECTIVE DATE" means the effective date of the Plan which shall be October 8, 2001.

          Section 1.13 "EXIT EVENT" shall have the meaning set forth in the Proposed Stock Rights Agreement.

          Section 1.14  "FUND" shall have the meaning set forth in Section 3.4.

          Section 1.15 "INVESTORS" shall mean Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., or any investment fund managed by Apollo Management V, L.P. or any of its Affiliates, and any of their successors and assigns.

          Section 1.16 "INVESTORS' COMMON STOCK INVESTMENT RATIO" shall mean, as of the Closing Date, the ratio of (a) the aggregate value as of such date of shares of Common Stock purchased (directly or indirectly) by the Investors as of the Closing Date to (b) the sum of (i) the aggregate value as of such date of shares of Common Stock purchased (directly or indirectly) by the Investors as of the Closing Date and (ii) the aggregate value as of such date of shares of Preferred Stock purchased (directly or indirectly) by the Investors as of the Closing Date.

          Section 1.17 "INVESTORS' COMMON STOCK MERGER CONSIDERATION" shall mean the merger consideration per share of Common Stock paid by the Investors as of the Closing Date, subject to appropriate adjustment by the Administrator for stock splits, stock dividends, combinations and similar transactions.

          Section 1.18 "INVESTORS' PREFERRED STOCK INVESTMENT RATIO" shall mean, as of the Closing Date, the ratio of (a) the aggregate value as of such date of shares of Preferred Stock purchased (directly or indirectly) by the Investors as of the Closing Date to (b) the sum of (i) the aggregate value as of such date of shares of Common Stock purchased (directly or indirectly) by the

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Investors as of the Closing Date and (ii) the aggregate value as of such date of shares of Preferred Stock purchased (directly or indirectly) by the Investors as of the Closing Date.

          Section 1.19 "INVESTORS' PREFERRED STOCK MERGER CONSIDERATION" shall mean the merger consideration per share of Preferred Stock paid by the Investors as of the Closing Date, subject to appropriate adjustment by the Administrator for stock splits, stock dividends, combinations and similar transactions.

          Section 1.20 "PARTICIPANT" shall mean any person included in the Plan as provided in Article II.

          Section 1.21 "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          Section 1.22 "PLAN" shall mean the Salt Holdings Corporation Senior Executives' Deferred Compensation Plan, as set forth in this document and as it may hereafter be amended from time to time.

          Section 1.23 "PREFERRED STOCK" shall mean shares of any class of the Company's preferred stock issued and outstanding as of the Closing Date.

          Section 1.24 "PROPOSED MERGER" shall mean that certain proposed merger between (a) the Company or one of its Affiliates and (b) one or more Affiliates of the Investors.

          Section 1.25 "PROPOSED MERGER AGREEMENT" shall mean the agreement effectuating the Proposed Merger, as it may be revised or amended from time to time.

          Section 1.26 "PROPOSED STOCK RIGHTS AGREEMENT" shall mean that certain Stock Rights Agreement to be entered into in connection with Proposed Merger, as it may be revised or amended from time to time.

          Section 1.27 "RETENTION AGREEMENT" with respect to any Participant shall mean the Retention Bonus and Severance Agreement entered into by and between the Participant and IMC Global Inc., as described on Exhibit A hereto.

          Section 1.28 "RETENTION BONUS DEFERRAL" shall mean the Participant's retention bonus payment pursuant to the Retention Agreement which the Participant elects to defer pursuant to Section 2.2 of the Plan.

          Section 1.29 "SALES PRICE INCENTIVE BONUS DEFERRAL" shall mean a Participant's sales price incentive bonus payment pursuant to the Retention Agreement which the Participant elects to defer pursuant to Section 2.2 of the Plan.

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          Section 1.30  "TRANSFERRED DEFERRAL" shall mean the Participant's balance, if any, as of the Closing Date in (a) the IMC Global, Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan, (b) the IMC Global Inc. 1998 Supplemental Executive Retirement Plan or (c) to the extent permitted by the Company, any other similar nonqualified deferred compensation plan, in each case which the Participant elects to defer pursuant to Section 2.2 of the Plan.

          Section 1.31 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Participant and the Company or any of its Affiliates is terminated for any reason, with or without good cause, including, but not by way of limitation, a termination by resignation, discharge, disability, death or retirement, but excluding transfers among and between the Company and any Affiliate of the Company.

                                   ARTICLE II.
                                  PARTICIPATION

          Section 2.1 PARTICIPATION. Unless otherwise determined by the Administrator in its sole discretion, each employee of the Company who, as of the Effective Date, has entered into a Retention Agreement and is actively employed by the Company or any of its Affiliates shall be eligible to participate in the Plan.

          Section 2.2 DEFERRED COMPENSATION. In accordance with the terms set forth in a Participant's Deferral Election Form, each Participant shall be entitled to make a Retention Bonus Deferral, a Sales Price Incentive Bonus Deferral and/or a Transferred Deferral, as applicable, in such amount as is elected by such Participant in his Deferral Election Form. In the event that a Participant elects to make (a) a Retention Bonus Deferral and/or Sales Price Incentive Bonus Deferral, such Participant shall, in accordance with the terms of his Deferral Election Form, forego the receipt of that portion of his retention bonus and/or sales price incentive bonus under his Retention Agreement so elected and instead such Participant's Deferred Compensation Account shall be credited with Deferred Common Stock Units and/or Deferred Preferred Stock Units in accordance with the terms of this Plan and/or (b) a Transferred Deferral, such Participant shall, in accordance with the terms of his Deferral Election Form, forego the receipt of that portion of the payment of his existing balance so elected that would have otherwise been payable as of or following the Closing Date under such applicable nonqualified deferred compensation plan and instead such Participant's Deferred Compensation Account shall be credited with Deferred Common Stock Units and/or Deferred Preferred Stock Units in accordance with the terms of this Plan. Such Retention Bonus Deferral, Sales Price Incentive Bonus Deferral and/or Transferred Deferral shall be irrevocable and shall be effective as of the Closing Date.

                                  ARTICLE III.
                                  PARTICIPATION

          Section 3.1   DEFERRED COMPENSATION ACCOUNTS

          (a) The Administrator shall establish and maintain for each Participant a Deferred Compensation Account to which shall be (i) credited the amounts determined under Section

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3.1(b), (ii) credited amounts determined under Section 4.2 and (iii) debited the amount of any distributions under the Plan.

          (b) As of the Closing Date, each Participant's Deferred Compensation Account shall be credited with the amount of his Retention Bonus Deferral, Sales Price Incentive Bonus Deferral and/or Transferred Deferral. Notwithstanding any other provision of this Plan, no amount shall be credited to any Participant's Deferred Compensation Account prior to the Closing Date.

          Section 3.2 DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate, revoke and redesignate beneficiaries hereunder and to direct payment of the amount or distribution of the items credited to his Deferred Compensation Account to such beneficiaries upon his death. Designation, revocation and redesignation of beneficiaries shall be made on such form as shall be designated by the Administrator and shall be effective upon delivery to the Administrator.

          Section 3.3 ASSIGNMENTS PROHIBITED. No part of a Participant's Deferred Compensation Account shall be liable for the debts, contracts or engagements of any Participant, his beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided herein.

          Section 3.4 FUND. The Administrator, in its discretion, may elect to establish a fund (the "FUND") containing assets equal to the amounts credited to Participants' Deferred Compensation Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company's bankruptcy or insolvency as defined in any such trust.

                                   ARTICLE IV.
                               DEEMED INVESTMENTS

          Section 4.1 DEFERRED STOCK UNITS. Unless otherwise determined by the Administrator in its reasonable discretion, as of the Closing Date each Participant's Deferred Compensation Account shall be deemed to be invested in:

          (a) That number of Deferred Common Stock Units equal to the ratio of
(i) the product of (A) the sum of such Participant's (I) Retention Bonus Deferral, (II) Sales Price Incentive Bonus Deferral and (III) Transferred Deferral and (B) the Investors' Common Stock Investment Ratio to (ii) the Investors' Common Stock Merger Consideration; and

          (b) That number of Deferred Preferred Stock Units equal to the ratio of (i) the product of (A) the sum of such Participant's (I) Retention Bonus Deferral (II) Sales Price Incentive Bonus Deferral and (III) Transferred Deferral and (B) the Investors' Preferred Stock Investment Ratio to (ii) the Investors' Preferred Stock Merger Consideration.

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          Section 4.2   DIVIDEND EQUIVALENTS. As of the date the Company pays
any dividend (whether in cash or in kind) on shares of Common Stock or Preferred Stock, each Participant's Deferred Compensation Account shall be credited with:

          (a) That number of Deferred Common Stock Units equal to the ratio of
(i) the aggregate value of the dividend that would have been payable on the Deferred Common Stock Units held by the Participant immediately prior to such payment date had the shares of Common Stock represented by such Deferred Common Stock Units been outstanding as of such payment date to (ii) the fair market value per share of Common Stock as of such date (determined in accordance with the terms of the Participant's Investor Rights Agreement with the Company); and

          (b) That number of Deferred Preferred Stock Units equal to the ratio of (i) the aggregate value of the dividend that would have been payable on the Deferred Preferred Stock Units held by the Participant immediately prior to such payment date had the shares of Preferred Stock represented by such Deferred Preferred Stock Units been outstanding as of such payment date to (ii) the fair market value per share of Preferred Stock as of such date (determined in accordance with the terms of the Participant's Investor Rights Agreement with the Company).

          Section 4.3 FORFEITURE. Notwithstanding any other provision of the Plan (a) a Participant's Retention Bonus Deferral shall be forfeited if, and to the extent that, such Participant would not have been entitled to receive either
(i) a Retention Bonus pursuant to Section 1 of his Retention Agreement or (ii) Severance payments pursuant to Section 2 of his Retention Agreement and (b) a Participant's Sales Price Incentive Bonus Deferral shall be forfeited if, and to the extent that, such Participant would not have been entitled to receive a Sales Price Incentive Bonus pursuant to Section 1 of his Retention Agreement.

          Section 4.4 NON-CONSUMMATION OF PROPOSED MERGER. Notwithstanding any other provision of the Plan (a) in the event that the Proposed Merger Agreement is not fully executed by the parties thereto on or prior to December 31, 2001, the Plan will terminate as of December 31, 2001 and (b) in the event that the Proposed Merger Agreement is terminated in accordance with its terms prior to the Closing Date, the Plan will terminate as of the effective date of such termination, and in each such case all Retention Bonus Deferrals, Sales Price Incentive Bonus Deferrals and Transferred Deferrals shall become void and of no effect as of the date of Plan termination.

                                   ARTICLE V.
                                    BENEFITS

          Section 5.1 TIME OF DISTRIBUTION. Each Participant's Deferred Compensation Account, to the extent not previously forfeited pursuant to Section 4.3, shall be distributed to the Participant (or his beneficiaries, as applicable), less any amounts required to be withheld by applicable law, upon (or as soon as reasonably practicable following) the earlier to occur following the Closing Date of (a) the Participant's Termination of Employment or (b) an Exit Event.

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          Section 5.2   FORM OF DISTRIBUTION. With respect to Deferred Common
Stock Units, all distributions from the Plan shall be made in the form of whole shares of Common Stock with fractional shares credited to federal income taxes withheld. With respect to Deferred Preferred Stock Units, all distributions from the Plan shall be made in the form of whole shares of Preferred Stock with fractional shares credited to federal income taxes withheld. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator, no share of Common Stock or Preferred Stock shall be issued to any Participant (or his beneficiaries, applicable) under this Plan unless and until such Participant has entered into an Investor Rights Agreement with the Company.

                                   ARTICLE VI.
                            ADMINISTRATIVE PROVISIONS

          Section 6.1   ADMINISTRATOR'S DUTIES AND POWERS

          (a) The Board shall conduct the general administration of the Plan in accordance with the Plan and shall have full discretionary power and authority to carry out that function. Among its necessary powers and duties, are the following:

                (i) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

                (ii) To determine questions of eligibility and vesting of Participants and their entitlement to benefits.

                (iii) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out responsibilities, and (with the Company, the Board and its officers, trustees and employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

                (iv) To interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

                (v) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules.

          (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to be unreasonable.

          Section 6.2   INDEMNIFICATION BY THE COMPANY; LIABILITY INSURANCE

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          (a) The Company shall pay or reimburse any of the Company's officers, directors or employees who administer the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys' fees) arising out of the good faith performance of their Plan functions.

          (b) The Company may obtain and provide for any such person, at the Company's expense, liability insurance against liabilities imposed on him by law.

          Section 6.3 LIMITATIONS UPON POWERS. The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably in accordance with the specified purposes of the Plan.

          Section 6.4   RECORDKEEPING

          (a) The Administrator shall maintain suitable records as follows: (i) records of each Participant's individual Deferred Compensation Accounts, (ii) records which show the operations of the Plan, and (iii) records of its deliberations and decisions.

          (b) The Administrator may appoint a secretary to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under applicable law to perform ministerial acts.

          (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

          Section 6.5 SERVICE OF PROCESS. The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

          Section 6.6 SERVICE IN MORE THAN ONE CAPACITY. Any person or group of persons may serve in more than one capacity with respect to the Plan.

          Section 6.7 STATEMENT TO PARTICIPANTS. The Administrator shall from time to time in its discretion furnish to each Participant a statement setting forth the value of his Deferred Compensation Accounts and such other information as the Administrator shall deem advisable to furnish.

          Section 6.8 CORPORATE CHANGES. If the Company at any time (a) increases or decreases proportionately to all holders of shares of its Common Stock or Preferred Stock then outstanding, whether by stock dividend, stock split, consolidation of shares, or (b) otherwise effectuates any change in the capitalization of the Company, then all Deferred Common Stock Units and/or Deferred Preferred Stock Units theretofore credited and unforfeited shall be equitably adjusted with respect to the number of shares of such Common Stock or Preferred Stock, as applicable, represented thereby (or exchanged for a right to receive another class or kind of securities of the

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Company) in such manner as shall be determined in good faith by the
Administrator in its sole discretion.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

          Section 7.1 AMENDMENT OF PLAN. Except as may otherwise be prohibited by applicable law, the Plan may be wholly or partially amended by the Administrator from time to time including retroactive amendments; provided, however, that no amendment shall decrease the non-forfeitable interest any Participant or any other person entitled to payment under the Plan has in the Participant's Deferred Compensation Accounts without such Participant's written approval.

          Section 7.2 ERRORS AND MISSTATEMENTS. In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay the Participant or any other person entitled to payment under the Plan any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the participant or any other person entitled to payment under the Plan in such amounts as the Administrator shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

          Section 7.3 GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of Delaware.

          Section 7.4 TAX WITHHOLDING. During the time a Participant is employed with the Company, the Company shall deduct from such Participant's wages any amounts required to be withheld by the Company with respect to the accrual of a Participant's benefits hereunder. Further, there shall be deducted from each payment of a Participant's Benefits under the Plan any taxes required to be withheld by the Company in respect of such payment. The Company shall have the right to reduce any payment by an amount sufficient to pay said taxes. In lieu of a deduction, the Committee may permit the Participant to pay or reimburse the Company for said taxes.

          Section 7.5 LIMITATION ON RIGHTS OF EMPLOYEES. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract of employment between the Company and any Participant. Nothing contained in the Plan shall give any Participant the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Participant, except as provided by law, at any time without notice and with or without cause. Inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Participants or any other persons entitled to payments under the Plan.

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          Section 7.6   PAYMENT ON BEHALF OF MINORS. In the event any amount
becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, and their officers, directors and employees.

          Section 7.7 REFERENCES. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

          Section 7.8 TERMINATION OF THE PLAN. While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. In the event of any termination, the Administrator shall continue to maintain Participants' Deferred Compensation Accounts (in accordance with the terms of the Plan) and payment of such Deferred Compensation Accounts shall be made in accordance with Article V.

          Section 7.9 EFFECT UPON OTHER PLANS. Except to the extent provided herein, nothing in this Plan shall be construed to affect the provisions of any other plan maintained by the Company.

          Section 7.10 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

          Section 7.11 ENFORCEMENT. In the event the Company or any Participant institutes litigation to enforce or protect its rights under the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

                                    * * * * *

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of the date first above written.

                                           SALT HOLDINGS CORPORATION

                                           By
                                             ------------------------------
                                           Its
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